EXHIBIT 10.1

SEVERANCE ELECTION AND RELEASE

This Severance Election and Release (“Release”) is made and entered into by and between James A. Cooley (hereinafter “Employee”), and Alliance One International, Inc. a Virginia corporation (hereinafter the “Company”), to be effective as of the close of business of the Company on March 31, 2008.

W I T N E S S E T H

WHEREAS, Employee’s employment with the Company is terminating on March 31, 2008 (the “Termination Date”);

WHEREAS, the parties desire to settle fully, finally, and on a confidential basis all matters between them, including but not limited to the employment and termination of Employee, without any admission of liability; and

WHEREAS, this Release provides Employee with sums of money and benefits to which Employee is not otherwise entitled.

NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Release, and other valuable consideration to which Employee is not otherwise entitled, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

1.

Termination of Employment.  Employee agrees that his employment with the Company will end on March 31, 2008. Accrued but unused vacation in the amount of $20,138.46 will be paid to Employee on April 25, 2008.

2.

Consideration.  As a material inducement to and in consideration for Employee entering into and not revoking this Release, and subject to the terms and conditions of this Release, the Company agrees as follows:

a.

In consideration for the general release provided pursuant to Section 5 of this Release, the Company shall pay Employee the sum of $308,000.00 as a severance benefit under the Alliance One International, Inc. Severance Plan (the “Severance Plan”).  Such benefit shall be subject to the terms and provisions of the Severance Plan and shall be payable in accordance with the Company’s normal payroll schedule in twelve (12) monthly payments of $25,666.67, commencing on April 25, 2008.  Notwithstanding the foregoing, the Company may withhold any payments due prior to the expiration of the 7-day revocation period described in Section 8 of this Release until the regular pay date immediately following the expiration of such period.  Payments pursuant to this paragraph will be reported as wages subject to FICA, income tax and other required withholdings.  The net amount paid to Employee each month will reflect such required withholdings as well as any additional FICA, income tax and other withholdings that may be required as a result of other benefits payable to Employee pursuant to this Release or otherwise.  Notwithstanding any contrary provision of the Severance Plan, if the Employee dies before receiving all of the payments pursuant to this paragraph and his spouse survives him, the remaining installments shall be paid to the surviving spouse with no change in timing or amount.  If the surviving spouse dies before receiving all of the remaining payments, the amounts remaining unpaid at the time of the surviving spouse’s death shall be forfeited.

b.

The Company shall continue the coverage of the Employee and his covered dependents under the Company’s group health and dental plans in which the Employee and such covered dependents were covered on Termination Date until October 31, 2008, provided that the Employee continues to timely pay the applicable employee share of the premium for such coverage.  Such coverage shall be provided in accordance with the terms of such group health and dental plans, which are subject to change at any time and from time to time, which changes may include changes in the amount of the applicable employee share of the premium for coverage.  For purposes of Section 4980B of the Code and Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the maximum coverage period for the Employee and his covered dependents shall be measured from October 31, 2008.  The Employee’s election period for electing COBRA continuation coverage will begin no later than October 31, 2008, and will end no earlier than December 30, 2008.

c.

For the period beginning November 1, 2008 and ending March 31, 2009 (the “Special Benefit Period”), the Company shall pay to Employee a monthly special benefit as determined pursuant to the provisions of this paragraph (the “Special Benefit”).  The amount of the monthly Special Benefit shall be equal to that portion of the Applicable Monthly Premium paid by the Employee for Continuation Coverage that exceeds the amount required to be paid by an active Company employee for his share of the cost of the same coverage.  For purposes of this paragraph:

(i)

“Applicable Monthly Premium” means the premium charged by the Company for continuation coverage meeting the requirements of COBRA.

(ii)

“Continuation Coverage” means COBRA coverage under the Company’s group medical and dental plans for active salaried employees (the “Company Health Plans”) for the Employee and each of his dependents who are covered by the Company Health Plans as of October 31, 2008.

Such Special Benefit shall be paid to the Employee on the 20th day of each calendar month during the Special Benefit Period, or within ten (10) business days thereafter.  In addition, the Company shall pay to the Employee a payment equal to the amount necessary to pay the federal and state income taxes imposed upon the Employee as a result of the receipt of the Special Benefit payments (i.e., a gross-up payment).  Each gross-up payment shall be determined pursuant to the following formula and expressing the Tax Rate as a decimal.

Gross-up Amount	=	Special Benefit Amount	X	(1 +	(	Tax Rate	X	(1)))	Less	Special Benefit Amount
1-Tax Rate

The “Tax Rate” shall be equal to (A) the highest marginal income tax rate in effect under Code Section 1(a) (or any successor provision) in the calendar year in which the gross-up payment is made (the “Federal Rate”), plus (B) the highest marginal rate of income tax for individuals in the state in which Employee is domiciled in the calendar year in which the gross-up payment is paid (the “State Rate”), minus (C) the Federal Rate times the State Rate.  The gross-up payment for the period commencing on November 1, 2008 and ending on December 31, 2008, shall be paid to the Employee in the first calendar quarter of 2009.  The gross-up payment for the period commencing on January 1, 2009 and ending on March 31, 2009, shall be paid to the Employee in a single lump sum payment after January 1, 2009, but on or before June 30, 2009.

d.

Effective on the Termination Date, Employee shall be deemed to have satisfied the vesting requirements of Section 4.01 of the Alliance One International, Inc. Supplemental Executive Retirement Plan (the “SERP”).  For purposes of Section 3.01(a) of the SERP, Employee’s Normal Retirement Allowance shall be a monthly payment of $4,933.72 (less applicable withholding) commencing on his SERP Normal Retirement Date (January 1, 2016).  The Normal Retirement Allowance is fixed and not subject to future adjustment.  For purposes of Section 3.02 of the SERP, if the Participant is married on the date of his death the Surviving Spouse’s monthly allowance will be $2,466.86 (less applicable withholding).  The Company will report the full value of the SERP benefit as FICA wages in 2008.  Monthly SERP payments will be reported as wages subject to income tax and other required withholdings.

e.

Effective on the Termination Date, Employee shall be deemed to have satisfied the vesting requirements of Section 4.01 of the Alliance One International, Inc. Pension Equity Plan (the “PEP”).  For purposes of Section 3.01 of the PEP, Employee’s Normal Retirement Allowance shall be a monthly payment of $6,335.98 (less applicable withholding) commencing on his PEP Normal Retirement Date (January 1, 2011).  The Normal Retirement Allowance is fixed and not subject to future adjustment.  For purposes of Section 3.03 of the PEP, if the Participant is married on the date of his death the Surviving Spouse’s monthly allowance will be $3,167.99 (less applicable withholding).  The Company will report the full value of the PEP benefit as FICA wages in 2008.  Monthly PEP payments will be reported as wages subject to income tax and other required withholdings.

f.

The Company shall reimburse Employee for (or pay directly on his behalf) such reasonable attorneys’ fees, not to exceed $10,000 in the aggregate, as may be incurred by Employee in connection with his termination of employment and the review and negotiation of this Release.  To be eligible for reimbursement or payment, fees must be incurred and billed no later than June 30, 2008.  Reimbursements shall be made to Employee promptly upon Employee’s submission of billing statements to the Company but in no event later than July 31, 2008.  The amount eligible for reimbursement or payment under this paragraph in any year shall not affect any amounts eligible for reimbursement or in-kind benefits to be provided in any other year.  Employee’s rights under this paragraph are not subject to liquidation or exchange for any other benefit.  Reimbursements or payments pursuant to this paragraph will be reported as wages subject to FICA, income tax and other required withholdings.

g.

The Company shall reimburse Employee for (or pay directly on his behalf) such reasonable fees for outplacement services, not to exceed $20,000 in the aggregate, as may be incurred by Employee.  To be eligible for reimbursement or payment, fees must be incurred and billed no later than March 31, 2009.  Reimbursements shall be made to Employee promptly upon Employee’s submission of billing statements to the Company but in no event later than December 31, 2009.  The amount eligible for reimbursement or payment under this paragraph in any year shall not affect any amounts eligible for reimbursement or in-kind benefits to be provided in any other year.  Employee’s rights under this paragraph are not subject to liquidation or exchange for any other benefit.  Reimbursements or payments pursuant to this paragraph will be reported as wages subject to FICA, income tax and other required withholdings.

h.

The Company agrees and Employee acknowledges that Employee’s termination will be deemed a termination without cause for purposes of determining Employee’s rights under applicable stock option award agreements.  Employee acknowledges and agrees that as of the close of business on the Termination Date his unvested stock options and shares of restricted stock will be automatically cancelled, as further described in Exhibit A.  Each of the Employee’s vested stock options identified on Exhibit A attached hereto and incorporated herein by reference shall remain exercisable until the earlier of the 90th day following the Company’s release of financial results for the fiscal quarter ending March 31, 2008, or the expiration date specified in the applicable option award agreement (determined without regard to whether the Employee’s termination of employment would have resulted in a shorter exercise period following such termination of employment).  Executive acknowledges that his incentive stock options will cease to qualify as incentive stock options (under Code Section 422) upon his execution of this Release.

Employee warrants that all monies and/or benefits payable under Section 2 of this Release are monies and/or benefits to which Employee is not otherwise entitled.

3.

No Other Entitlements.  By executing this Release, Employee does not waive:

a.

Rights Employee may have with respect to vested benefits Employee has accrued under the Alliance One International, Inc. Pension Plan and the Alliance One International, Inc. Savings and Profit Sharing Plan;

b.

COBRA rights Employee may have under any group health plan pursuant to Code Section 4980B;

c.

Rights Employee may have to bonus compensation under the Company’s Management Incentive Plan with respect to the fiscal year ending on March 31, 2008;

d.

Rights Employee may have to receive reimbursement or payments in connection with claims incurred by Employee or his covered dependents on or before the Termination Date under the Company’s group health plan;

e.

Rights Employee may have to receive benefits under the Alliance One International, Inc. Supplemental Retirement Account Plan;

f.

Rights Employee may have under the terms of the DIMON Incorporated Split Dollar Insurance Agreement(s) attached hereto as Exhibit B and incorporated herein by reference (the “Split Dollar Agreements”), which shall continue in full force and effect following the Termination Date in accordance with their terms.  The Company acknowledges and agrees that for purposes of the Split Dollar Agreements and the related DIMON Incorporated Split Dollar Life Insurance Plan, a “Change in Control” occurred upon the completion of the merger of DIMON Incorporated and Standard Commercial Corporation on May 13, 2005.  Accordingly, Employee’s termination of employment on the Termination Date did not trigger the termination of the Split Dollar Agreements, the obligations of the Company to continue making premium payments thereunder, or the obligations of Employee to continue paying the applicable term costs; and

g.

Rights Employee may have under the provisions of this Release.

Except for the compensation, monies and benefits expressly set forth in Section 2 and this Section 3, Employee acknowledges that he is not entitled to any other compensation, monies or benefits from the Company, including but not limited to compensation for vacation or other time off, bonuses, commissions, expense reimbursements, or other forms of compensation or benefits, repayments of debts, or reimbursements of expenses.

4.

Change in Control Agreement Inapplicable.  By executing this release, Employee acknowledges that the November 7, 2004 Change In Control Agreement that existed between Employee and DIMON Incorporated is inapplicable because Employee’s Termination Date is not within the 24-month period immediately following a change in control.

5.

General Release.

a.

By signing this Release, in consideration for the sums of money and benefits Employee shall receive under this Release, Employee, on behalf of his heirs, representatives, administrators, executors, successors and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges to the fullest extent permitted by law, the Company and each of its present and former divisions, parent companies, subsidiaries, affiliates, predecessors, successors and assigns, including but not limited to DIMON Incorporated and Standard Commercial Corporation and together with all present and former benefit plans or policies, plan administrators, agents, directors, officers, employees, owners, representatives and attorneys of all such entities or persons and all persons acting by, through, under or in concert with any of them (collectively referred to as the "Released Parties"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown, which Employee now has, has had, or may hereafter claim to have had against each or any of the Released Parties resulting from or arising out of any matter, act, omission, cause or event whatever that has previously occurred; except that Employee does not waive or release rights to compensation and benefits described in Section 2 of this Release, rights to compensation and benefits reserved under Section 3 of this Release, or rights to benefits or payments for claims incurred while a participant in the Company’s group health or dental plans.  Employee understands that by signing this Release and accepting the sums of money and benefits described in this Release, Employee is waiving any right to pursue any claim against any of the Released Parties for payments or benefits other than those expressly reserved in this Release, or for back pay, severance pay, liquidated damages, compensatory damages, punitive damages, or any other losses or other damages to Employee or Employee’s property resulting from any claimed violation of local, state or federal law, including, for example (but not limited to), claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act, the Sarbanes-Oxley Act of 2002, the Retaliatory Employment Discrimination Act, the Employee Retirement Income Security Act of 1974, as amended, and claims under any other federal, state or local law pertaining to Employee’s employment.  This Release does not, however, waive rights or claims that may arise after the date Employee signs it.

b.

Employee acknowledges that this release applies both to known and unknown claims that may exist between Employee and the Released Parties.  Employee expressly waives and relinquishes all rights and benefits which Employee may have under any state or federal statute or common law principle that would otherwise limit the effect of this Release to claims known or suspected prior to the date Employee signs this Release, and does so understanding and acknowledging the significance and consequences of such specific waiver.  Employee acknowledges that the benefits provided by the Company under Section 2 of this Release are discretionary in nature and not required of the Company in the absence of this Release and Employee’s release of claims herein, and constitute adequate consideration for the release.

c.

Employee agrees that he will not seek or apply for re-employment with any of the Released Parties and Employee waives any right to re-employment or reinstatement with the Company or any other Released Party.  Employee acknowledges that it is the general policy of the Company and its subsidiaries not to re-employ individuals with whom it has entered into separation agreements of this nature.

6.

Notice.  Employee is advised by the Company that this Release affects important rights, and includes a release of any and all claims arising out of any alleged violation of Employee’s rights while employed with the Company or any of its predecessors, including, but not limited to, any claims Employee may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq.  Because this Release affects important rights, Employee is advised to consult with an attorney prior to executing this Release.

7.

Consideration Period.  Employee is advised that he has twenty-one (21) days to consider this Release and Employee may take as much of that time as he wishes before signing.  If Employee decides to accept the benefits offered herein, he must sign this Release and return it to Michael K. McDaniel at Alliance One International, Inc., P. O. Box 2009, Morrisville, NC 27560 before the expiration of the twenty-one (21) days.  By signing below, Employee acknowledges that he received this Release on April 7, 2008.  Employee is advised that should Employee wish to enter into this Release, the Release may not be executed until on or after the Termination Date.

8.

Revocation.  Employee is advised that, if he signs this Release, he will have a period of seven (7) days from the date of his acceptance to change his mind and revoke this Release.  If Employee decides to revoke this Release, then he should deliver written notice to Debra Slaughter at Alliance One International, Inc., P. O. Box 2009, Morrisville, NC 27560 within such 7-day period.  None of the terms and conditions contained herein will be enforceable by the parties hereto until the expiration of this 7-day period, and this Release will not become effective until such 7-day period has passed without his revocation of it.

9.

No Admission of Liability or Wrongdoing.  This Release will not be used or construed by any person or entity as an admission of liability or finding that Employee's rights were in any way violated by any of the Released Parties, and this Release may not be offered or received in evidence in any action or proceeding as an admission of liability or wrongdoing on the part of the Company or any other Released Party.  Employee understands and agrees that the consideration received herein is accepted by him as full and complete settlement and compromise of any and all claims, asserted or unasserted, and the payment of such consideration is not an admission of liability by the Company.

10.

Confidentiality of Release.  Employee shall keep the terms of this Release strictly confidential and shall not disclose any information concerning the terms of this Release or provide a copy of the same to anyone, except Employee's immediate family and legal and financial advisors, who shall be bound to maintain the confidence of the terms of this Release.  If required by law to produce a copy of this Release or to make such disclosure, Employee shall give the Company notice prior to such production or disclosure.

11.

Post-Termination Obligations.  All payments and benefits to Employee under paragraphs (c) through (f) of Section 2 of this Release shall be subject to Employee’s compliance with the following provisions following the Termination Date:

a.

Assistance in Litigation.  Employee shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party, and which arises out of facts and circumstances known to Employee. The Company shall promptly reimburse Employee for his out-of-pocket expenses incurred in connection with the fulfillment of his obligations under this Section, provided that such expenses are incurred by Employee during his lifetime and reimbursements are made no later than the end of the calendar year following the calendar year in which the expense was incurred.  The expenses eligible for reimbursement under this paragraph shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided in any other year.  Employee’s rights under this paragraph are not subject to liquidation or exchange for any other benefit.

b.

Confidential Information.  Employee shall not disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any businesses operated by them, and Employee confirms that such information constitutes the exclusive property of the Company; provided, however, that the foregoing shall not prohibit Employee from disclosing such information to the extent necessary or desirable in connection with obtaining financing for the Company (or furnishing such information under any agreements, documents or instruments under which such financing may have, been obtained) or otherwise disclosing such information to third parties or governmental agencies in furtherance of the interests of the Company; or as may be required by law.

c.

Noncompetition.  Employee shall not: (i) prior to the Termination Date and for the one-year period following the Termination Date, and within the Territory, without the prior written consent of the Company, compete with the Company by engaging, directly or indirectly, as a licensee, owner, manager, consultant, officer, employee, director, investor or otherwise, in any business activities that directly compete with the Company; or (ii) usurp for his own benefit any corporate opportunity under consideration by the Company during his employment, unless the Company shall have finally decided not to take advantage of such corporate opportunity.  The restrictions of part (i) of this paragraph shall not apply to a passive investment by Employee constituting ownership of less than five percent (5%) of the equity of any entity engaged in any business described in part (i) of this paragraph.  Employee acknowledges that the possible restrictions on his activities which may occur as a result of his compliance with his obligations under this paragraph are required for the reasonable protection of the Company’s legitimate business interests, do not unduly restrict his ability to earn a livelihood in his chosen field of financial accounting, and do not otherwise impose an undue hardship on him.  Employee further acknowledges and agrees that the time, territory and scope of activities prohibited by the provisions of this paragraph, including the possible worldwide reach of the non-competition provisions, are reasonable and necessary for protection of the Company’s legitimate business interests in view of the unique nature of the Company’s business, its competitive position as one of the only companies engaged in such business in a worldwide market, Employee’s high-level position with the Company prior to the Termination Date, the limited time period of the non-competition provisions, and the unique and intimate knowledge of the Company’s business, its confidential and proprietary information and the special needs and preferences of its customers and suppliers Employee has acquired during and as a result of his employment with the Company in a high-level position, all of which would give Employee an unfair competitive advantage against the Company if Employee were to breach the non-competition provisions anywhere within the Territory.  For purposes of this paragraph, “Territory” means the geographic areas and locations where the Company and its affiliates carry on or transact their business, the Company and its affiliates sell or market their products or services, and the Company or its affiliates’ customers are located, including without limitation (A) the world, (B) Africa, Asia, Europe, North America and South America, (C) each of the countries in Africa, Asia, Europe, North America and South America, respectively, as if listed individually herein, (D) Brazil, (E) the United States of America, (F) each of the states of the United States of America as if listed individually herein, (G) the State of North Carolina, (H) the Commonwealth of Virginia, (I) each county within the State of North Carolina as if listed individually herein, (J) each county within the Commonwealth of Virginia as if listed individually herein, (K) the territory within a 100 mile radius of the Company’s office in Morrisville, North Carolina, and (L) the territory within a 100 mile radius of each other office of the Company or any affiliate (whether now existing or hereafter established) as if listed individually herein.  Employee’s service as a manager, consultant, officer, employee or director of an accounting or consulting firm that provides services to one or more clients that compete with the Company will not be considered a violation of this paragraph (c) so long as Employee does not provide services on, relating to or in connection with projects involving such competing clients.

d.

Failure to Comply.  In the event that Employee shall fail to comply with any provision of this Section, and such failure shall continue for ten (10) days following delivery of notice thereof by the Company to Employee, all rights of Employee and any person claiming under or through him to payments and benefits under paragraphs (c) through (f) of Section 2 of this Release shall thereupon terminate and no person shall be entitled thereafter to receive any such payments or benefits.  In addition to the foregoing:

(i)

The amount, if any, payable to Employee after the Termination Date under paragraphs (c) through (h) of Section 2 shall be reduced, but not below zero, by the amount of any remuneration for personal services earned by or payable to Employee by a business that is in competition with the Company within the Territory.

(ii)

In the event of a breach or threatened breach by Employee of the provisions of this Section, the Company shall have and may exercise any and all other rights and remedies available to the Company at law or otherwise, including but not limited to obtaining an injunction from a court of competent jurisdiction enjoining and restraining Employee from committing such violation, and Employee hereby consents to the issuance of such injunction.

12.

Entire Agreement.  This Release, with attachments, contains and comprises the entire agreement and understanding of the parties with respect to the subject matter, specifically including but not limited to any terms and conditions of employment or the termination of employment, and there are no agreements or understandings other than those contained herein.  Further, this Release is intended to be a binding contract among the parties hereto and shall not be modified, except by writing signed by both Employee and the Company.

13.

Successors.  This Release shall be binding upon and inure to the benefit of Employee, his assigns, heirs, executors, administrators, representatives, as well as the predecessors, successors, purchasers and assigns of the Company.  Employee may not assign any of his rights or delegate any of his duties under the Release.

14.

Governing Law.  Except as preempted by federal law, this Release shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to its conflict of law provision.  The parties acknowledge and agree that the provisions of this Section 14 are reasonable because the Company is headquartered in North Carolina and has significant operations and employees in North Carolina, and the Company has a legitimate business need for consistency in the interpretation of its contracts with employees.  This Agreement has been entered into and has been executed by the Company in North Carolina following its execution by Employee.

15.

Modifications.  This Release is intended to be a binding contract between the parties and shall not be modified, except by writing signed by both the Company and Employee.  No change, modification, termination or attempted waiver of any of the provisions of this Release shall be binding upon any party hereto unless reduced to writing and signed by the party against whom enforcement is sought.

16.

Counterparts.  Any number of counterparts of this Release may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

17.

Severability.  The provisions of this Release shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Release shall in no way affect the validity or enforceability of any other provisions (or remaining part thereof).

18.

Representations.

a.

Employee represents that, as of the date of execution of this Release, he has not filed with any agency or court any complaint or lawsuit against any of the Released Parties (as defined in Section 5 of this Release), and to the best of his knowledge, has no claim, cause of action or rights of actions against the Company arising out of or in any way connected with his employment with the Company; and

b.

The Company represents that, as of the date of execution of this Release, the Company has not filed with any agency or court any complaint or lawsuit against Employee and, to the best of its knowledge, has no claim, cause of action or rights of actions against Employee arising out of or in any way connected with his employment with the Company.

19.

Non-Disparagement.  Employee agrees not to disparage the Company, including, without limitation, making disparaging comments about the Company or releasing or causing to be released information for the purpose of discrediting the Company.  The Company agrees to instruct its officers and directors not to disparage Employee, including, without limitation, making disparaging comments about Employee or releasing or causing to be released information for the purpose of discrediting Employee.

20.

Section 409A Compliance.  To the extent applicable, the parties hereto intend that this Release comply with Section 409A of the Code and all guidance or regulations thereunder (“Section 409A”), including, if applicable, compliance with any exemptions from Section 409A.  The parties hereby agree that this Release shall at all times be construed in a manner to comply with Section 409A and any applicable exemptions, and that should any provision be found not in compliance with Section 409A, the parties are hereby contractually obligated to execute any and all amendments to this Release deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A.  By execution and delivery of this Release, Employee irrevocably waives any objections he may have to the amendments required by Section 409A.  In the event amendments are required to be made to this Release to comply with Section 409A, the Company shall use its commercially reasonable best efforts to provide Employee with substantially the same benefits and payments he would have been entitled to pursuant to this Release had Section 409A not applied, but in a manner that is compliant with Section 409A and any applicable exemptions.  The manner in which the immediately preceding sentence shall be implemented shall be the subject of good faith negotiations of the parties.  The parties also agree that in no event shall any payment required to be made pursuant to this Release that is considered deferred compensation within the meaning of Section 409A and is not otherwise exempt from the provision thereof be accelerated in violation of Section 409A.  The parties further agree that any payment that is considered deferred compensation and is not otherwise exempt from the provisions thereof cannot commence under Section 409A until the lapse of six (6) months after a separation from service (or death of the Employee, if earlier), to the extent that Employee is determined to be a “specified employee” (as that term is defined in Section 409A) and a six-month delay is required under Section 409A.

21.

Mitigation.  Employee shall not be required to mitigate the amount of any payment provided in this Release by seeking other employment and, subject to the provisions of Section 11.d of this Release, any payment or benefit to be provided to Employee pursuant to this

Release shall not be reduced by any compensation or other amount earned or collected by Employee at any time before or after the termination of the Employee’s employment.

22.

Indemnification.  Subject to the requirements of this Section, the Company shall indemnify and hold the Employee harmless from and against any judgments, fines, interest, charges, penalties or amounts paid in settlement, plus reasonable expenses (including reasonable attorneys’ fees), as a result of any civil or, to the extent permitted by law, criminal liability, offense, action or proceeding arising, incurred, made or threatened to be made, by reason of his acting within the course and scope of his authority as an employee of the Company.  However, the Company will have no obligation to indemnify and hold the Employee harmless pursuant to this Section unless (i) the Employee promptly notifies the Company’s Chief Legal Officer of any claim for which indemnity is sought, and (ii) the Company is afforded at its election the opportunity to defend such claim on the Employee’s behalf.  The foregoing notwithstanding, the Company shall have no obligation to indemnify and hold the Employee harmless with respect to a claim arising as a result of his knowingly and willfully acting outside the course and scope of his authority or engaging in intentional violations of law or the Company’s bylaws or Code of Business Conduct.

23.

KNOWING AND VOLUNTARY AGREEMENT.  EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS RELEASE. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, WHICH IS NOT SET FORTH IN THIS DOCUMENT.  EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE IS ENTERING INTO THIS RELEASE VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL, WITHOUT ANY COERCION FROM ANY PERSON, INCLUDING THE COMPANY OR ANY OF ITS REPRESENTATIVES.  EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE FULLY AND COMPLETELY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS RELEASE AND HAS VOLUNTARILY AND KNOWINGLY AGREED TO SUCH TERMS AND CONDITIONS, INCLUDING ALL RELEASES OF CLAIMS EMPLOYEE MAY HAVE AGAINST THE COMPANY OR ANY OF THE RELEASED PARTIES, IN EXCHANGE FOR VALUABLE CONSIDERATION THAT EMPLOYEE IS NOT OTHERWISE ENTITLED TO RECEIVE.

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IN WITNESS WHEREOF, the parties have executed this Release on this the   8th   day of  April   , 2008.

EMPLOYEE:

/s/    James A. Cooley

ALLIANCE ONE INTERNATIONAL, INC.

By:

/s/    Michael K. McDaniel

Name:

Michael K. McDaniel

Title:

SVP – Human Resources

April 9, 2008